EXHIBIT 3

                             JOINT FILING AGREEMENT

      Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the "Schedule 13D"), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate. This Agreement may be executed in one or more counterparts.

Dated:   April 1, 2004

                                        MOVIL ACCESS, S.A. de C.V.

                                        By: /s/ Mariluz Calafell Salgado
                                            ---------------------------------
                                            Name:  Mariluz Calafell Salgado
                                            Title: Chief Financial Officer


                                        BIPER, S.A. de C.V.

                                        By: /s/ Mariluz Calafell Salgado
                                            ---------------------------------
                                            Name:  Mariluz Calafell Salgado
                                            Title: Chief Financial Officer


                                        /s/ Ricardo Benjamin Salinas Pliego
                                        -------------------------------------
                                           Ricardo Benjamin Salinas Pliego